EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Einstein Noah Restaurant Group Reports Third Quarter Financial Results

•                  Generated $33.7 million of cash flow from operations through September 30, 2008, resulting in an unrestricted cash balance of $22.2 million -

LAKEWOOD, Colo. – November 6, 2008 – Einstein Noah Restaurant Group (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating primarily under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the third quarter ended September 30, 2008.

Selected Highlights for the Third Quarter Compared to the Year-Ago Period:

•                  Total revenue growth of 0.5% to $100.9 million from $100.4 million

•                  Comparable store sales decrease of 1.7%, primarily due to reduced hours of operation

•                  Gross profit of $19.2 million vs. $19.5 million

•                  Income from operations of $6.0 million, including a $1.9 million charge related to two California wage and hour settlements vs. $6.8 million

•                  Net income and diluted EPS of $4.5 million and $0.28, respectively, vs. net income and diluted EPS of $4.9 million and $0.30

•                  Diluted EPS of $0.28 also included the two aforementioned California wage and hour settlement charges of approximately $0.11 per diluted share

•                  Generated $11.0 million of cash flow from operations in the current and prior year quarters and have an unrestricted cash balance of $22.2 million on September 30, 2008

As of September 30, 2008, we owned and operated a total of 418 locations, including 339 Einstein Bros.® Bagels, 77 Noah’s New York Bagels®, and one Manhattan Bagel®.  We franchise two Einstein Bros. restaurants and 69 Manhattan Bagel restaurants, as well as license 140 Einstein Bros. restaurants and three Noah’s restaurants.  In addition, we have one restaurant operated under New World Coffee, our non-core brand.

Paul Murphy, chief executive officer and president of Einstein Noah, said, “Overall, our third quarter performance underscores our ability to successfully operate in a very tough consumer environment.  We were especially satisfied with our income from operations in the quarter, in light of the $1.9 million charge for the two California wage and hour legal settlements.  Additionally, free cash flow generated during the quarter exceeded $3.8 million, which is a testament to the inherent soundness of our business model.”

Murphy continued, “Quarterly results aside, we continue to focus on what’s best for the long term health of the business.  This means terrific food and service and making our fast-casual, morning offering unique relative to our peers.  I strongly believe we’re succeeding on that point and look forward to continued strategic progress in 2009.  Ultimately, we understand the severity of the current macro economic climate, but believe we’re in a defensive day part with a solid pricing strategy.  These attributes position us well to build our brand and cash balance as we move forward.”

For the third quarter of 2008, total revenues increased 0.5% to $100.9 million from $100.4 million in the third quarter last year.  Company-owned restaurant sales fell 0.7% to $92.4 million from $93.0 million, including a 1.7% decrease in comparable store sales.  The decline was the result of a 10.7 % decrease in the volume of units sold, which was mostly due to a decrease in hours of operation and from the economic climate and its negative impact on consumer discretionary spending.  However, this was partially offset by system-wide price increases of 5.8 % since October 2, 2007 and a 4.3 % shift in product mix to higher priced items.

As outlined in the Company’s second quarter 2008 earnings release, management deliberately reduced hours of operation, resulting in a decrease in comparable stores sales.  In addition, states most affected by the subprime mortgage crises, particularly Southern California, Arizona, Nevada and Florida, collectively generated comparable store sales below the quarterly average at negative 3.4%.

Our upgraded restaurants experienced stronger comparable store sales again in the third quarter of 2008, which included some units that were affected by the housing downturn, and outperformed all other Einstein Bros. stores by 3.2%.

Company-owned restaurant gross profit was $17.2 million in the third quarter of 2008, compared to $18.5 million in the same period last year.

Manufacturing and commissary revenues increased 18.3% to $7.0 million in the third quarter of 2008, compared to $5.9 million in the same period last year.  Manufacturing and commissary gross profit was $0.5 million, compared to a $0.4 million loss in the same period last year.

We benefited from a significant reduction in general and administrative expenses, to $7.7 million in the third quarter of 2008 from $9.8 million in the year-ago period.

Net income was $4.5 million in the third quarter of 2008, or $0.28 per diluted share, compared to net income of $4.9 million, or $0.30 per diluted share, in the same period last year. We were negatively impacted by higher depreciation and amortization expenses, in addition to the $1.9 million charge related to two California legal settlements, for which there was no comparable charge in the same period last year.

Rick Dutkiewicz, chief financial officer of Einstein Noah, said, “Looking to 2009, we are focused on cash generation and balance sheet strength and we’re confident in our plan to maintain long term flexibility.  As of the end of the third quarter, we had generated more than $14.0 million in free cash flow for the year, and continue to add to our balance of $22.2 million in unrestricted cash.  If necessary, we also have levers at our disposal to adjust spending should that be necessary, although we are confident that our cost structure and price points will help protect margins.  We look forward to the new year and updating the markets on our progress.”

2008 Update

In 2008, we plan to open at least 17 new company-owned restaurants, nine of which had been opened by September 30, 2008.

We have opened two franchise restaurants in 2008, and have three locations in various stages of development during the fourth quarter of 2008, with openings scheduled for the first half of 2009.

Through September 30, 2008, we opened 22 Einstein Bros. license restaurants.  We plan to open an additional 10 to 13 license restaurants in the fourth quarter of 2008.  The license restaurants are located primarily in airports, colleges and universities, office buildings, hospitals and military bases and on turnpikes.

Conference Call Today

We will host a conference call to discuss third quarter 2008 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time).  Hosting the call will be Paul Murphy, chief executive officer and president, and Richard Dutkiewicz, chief financial officer.

The dial-in numbers for the conference call are 1-800-762-8973 for domestic toll-free calls and 1-480-248-5085 for international. The conference ID is 3934899. A telephone replay will be available through December 6, 2008, and may be accessed by dialing 1-800-406-7325 for domestic toll-free calls or 1-303-590-3030 for international. The conference replay access code is 3902939.

To access a live Webcast of the call, please visit Einstein Noah’s Web site at www.einsteinnoah.com. A replay of the Webcast will be available on the Web site for at least four weeks.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group is a leading company in the quick casual restaurant industry that operates locations primarily under the Einstein Bros.® Bagels and Noah’s New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The company’s retail system consists of more than 600 restaurants, including more than 100 license locations, in 36 states plus the District of Columbia. It also operates a dough production facility. The company’s stock is traded under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “expectations,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target”, “trend”, “contemplate,” “set the foundation for” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements.  These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements.  These factors include but are not limited to (i) the results for period over period revenue, gross profit, operating income, net income, depreciation and amortization, comparable store sales and margin performance are not necessarily indicative of future results, and our expectations for fourth quarter 2008 and 2009 results, are subject to shifting consumer preferences, economic conditions, weather, and competition, among other factors; (ii) the results for the 2008 third quarter are not necessarily indicative of future results, which are subject to a variety of factors, including consumer preferences and the economy and increasing utility and other costs, and other seasonal effects; (iii) the ability to develop and open new company-owned, licensed and franchised restaurants and continue our development program for company-owned restaurants and opportunities for franchised and licensed locations are dependent upon the availability of capital, the availability of desirable locations, reaching favorable lease terms, as well as the availability of contractors and materials, and ability to obtain necessary permits and licenses; (iv) our ability to grow is dependent on many factors including our ability to attract and train personnel, the availability of products, our ability to develop new menu items and to produce those items in the restaurants, and the availability of capital and consumer acceptance; (v) our success in keeping our morning offerings unique, our defensive position in that daypart and our pricing strategy are subject also to consumer preferences and economic conditions, among other factors; (vi) our ability to maintain long-term flexibility by cash generation and controlling costs and, in turn, to maintain margins is subject to a variety of factors mentioned above including the cost of labor and raw materials, consumer spending and general economic and market conditions.  These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Investor Relations

Tom Ryan

203-682-8200

tryan@icrinc.com

Raphael Gross

203-682-8200

rgross@icrinc.com

Rick Dutkiewicz

Chief Financial Officer

303-568-8004

rdutkiewicz@einsteinnoah.com

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	13 weeks ended		Increase/	13 weeks ended
	(dollars in thousands)		(Decrease)	(percent of total revenue)
	October 2,	September 30,	2008	October 2,	September 30,
	2007	2008	vs. 2007	2007	2008
Revenues:
Company-owned restaurant sales	$93,026	$92,400	(0.7)%	92.7%	91.6%
Manufacturing and commissary revenues	5,910	6,991	18.3%	5.9%	6.9%
Franchise and license related revenues	1,442	1,504	4.3%	1.4%	1.5%
Total revenues	100,378	100,895	0.5%	100.0%	100.0%

Cost of sales:
Company-owned restaurant costs
Cost of goods sold	27,504	27,602	0.4%	27.4%	27.4%
Labor costs	27,490	27,313	(0.6)%	27.4%	27.1%
Other operating costs	9,556	9,934	4.0%	9.5%	9.8%
Rent and related, and marketing costs	9,977	10,340	3.6%	9.9%	10.2%
Total company-owned restaurant costs	74,527	75,189	0.9%	74.2%	74.5%

Manufacturing and commissary costs	6,330	6,523	3.0%	6.3%	6.5%
Total cost of sales	80,857	81,712	1.1%	80.6%	81.0%

Gross profit:
Company-owned restaurant	18,499	17,211	(7.0)%	18.4%	17.0%
Manufacturing and commissary	(420)	468	**	(0.4)%	0.5%
Franchise and license	1,442	1,504	4.3%	1.4%	1.5%
Total gross profit	19,521	19,183	(1.7)%	19.4%	19.0%

Gross profit percentages:
Company-owned restaurant	19.9%	18.6%	(6.5)%	*	*
Manufacturing and commissary	(7.1)%	6.7%	**	*	*
Franchise and license	100.0%	100.0%	0.0%	*	*

Operating expenses:
General and administrative expenses	9,794	7,652	(21.9)%	9.8%	7.6%
California wage and hour settlements	—	1,900	**	0.0%	1.9%
Depreciation and amortization	2,868	3,644	27.1%	2.9%	3.6%
Loss on sale, disposal or abandonment of assets, net	25	(10)	**	0.0%	(0.0)%
Impairment charges and other related costs	28	—	**	0.0%	0.0%
Income from operations	6,806	5,997	(11.9)%	6.8%	5.9%
Other expense:
Interest expense, net	1,752	1,250	(28.7)%	1.7%	1.2%

Income before income taxes	5,054	4,747	(6.1)%	5.0%	4.7%
Provision for income taxes	111	210	89.2%	0.1%	0.2%
Net income	$4,943	$4,537	(8.2)%	4.9%	4.5%

Net income per common share – Basic	$0.31	$0.28	(9.7)%	*	*
Net income per common share – Diluted	$0.30	$0.28	(6.7)%	*	*

Weighted average number of common shares outstanding:
Basic	15,772,931	15,948,180	1.1%	*	*
Diluted	16,572,486	16,412,748	(1.0)%	*	*

*   not applicable

** not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	39 weeks ended		Increase/	39 weeks ended
	(dollars in thousands)		(Decrease)	(percent of total revenue)
	October 2,	September 30,	2008	October 2,	September 30,
	2007	2008	vs. 2007	2007	2008
Revenues:
Company-owned restaurant sales	$276,283	$282,331	2.2%	92.8%	91.2%
Manufacturing and commissary revenues	17,409	22,719	30.5%	5.8%	7.3%
Franchise and license related revenues	3,996	4,523	13.2%	1.3%	1.5%
Total revenues	297,688	309,573	4.0%	100.0%	100.0%

Cost of sales:
Company-owned restaurant costs
Cost of goods sold	81,653	84,520	3.5%	27.4%	27.3%
Labor costs	82,663	84,464	2.2%	27.8%	27.3%
Other operating costs	27,055	28,111	3.9%	9.1%	9.1%
Rent and related, and marketing costs	29,745	30,567	2.8%	10.0%	9.9%
Total company-owned restaurant costs	221,116	227,662	3.0%	74.3%	73.5%

Manufacturing and commissary costs	17,132	21,607	26.1%	5.8%	7.0%
Total cost of sales	238,248	249,269	4.6%	80.0%	80.5%

Gross profit:
Company-owned restaurant	55,167	54,669	(0.9)%	18.5%	17.6%
Manufacturing and commissary	277	1,112	301.4%	0.1%	0.4%
Franchise and license	3,996	4,523	13.2%	1.3%	1.5%
Total gross profit	59,440	60,304	1.5%	20.0%	19.5%

Gross profit percentages:
Company-owned restaurant	20.0%	19.4%	(3.0)%	*	*
Manufacturing and commissary	1.6%	4.9%	206.3%	*	*
Franchise and license	100.0%	100.0%	0.0%	*	*

Operating expenses:
General and administrative expenses	31,381	27,935	(11.0)%	10.5%	9.0%
California wage and hour settlements	—	1,900	**	0.0%	0.6%
Depreciation and amortization	7,910	10,193	28.9%	2.7%	3.3%
Loss (gain) on sale, disposal or abandonment of assets, net	429	122	(71.6)%	0.1%	0.0%
Impairment charges and other related costs	213	54	(74.6)%	0.1%	0.0%
Income from operations	19,507	20,100	3.0%	6.6%	6.5%
Other expense:
Interest expense, net	10,685	4,157	(61.1)%	3.6%	1.3%
Write-off of debt discount upon redemption of senior notes	528	—	**	0.2%	0.0%
Prepayment penalty upon redemption of senior notes	240	—	**	0.1%	0.0%
Write-off of debt issuance costs upon redemption of senior notes	2,071	—	**	0.7%	0.0%
Income before income taxes	5,983	15,943	166.5%	2.0%	5.1%
Provision for income taxes	158	650	311.4%	0.1%	0.2%
Net income	$5,825	$15,293	162.5%	2.0%	4.9%

Net income per common share – Basic	$0.46	$0.96	108.7%	*	*
Net income per common share – Diluted	$0.43	$0.93	116.3%	*	*

Weighted average number of common shares outstanding:
Basic	12,718,051	15,921,645	25.2%	*	*
Diluted	13,436,884	16,425,235	22.2%	*	*

*     not applicable

**   not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	39 weeks ended
	October 2,	September 30,
	2007	2008
OPERATING ACTIVITIES:
Net income	$5,825	$15,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,910	10,193
Stock-based compensation expense	1,588	877
Loss, net of gains, on disposal of assets	429	122
Impairment charges and other related costs	213	54
Provision for losses on accounts receivable	25	98
Amortization of debt issuance and debt discount costs	545	366
Write-off of debt issuance costs	2,071	—
Write-off of debt discount	528	—
Paid-in-kind interest	904	—
Changes in operating assets and liabilities:
Restricted cash	—	316
Franchise and other receivables	87	502
Accounts payable and accrued expenses	1,973	4,873
Other assets and liabilities	(2,829)	1,001

Net cash provided by operating activities	19,269	33,695

INVESTING ACTIVITIES:
Purchase of property and equipment	(18,255)	(19,649)
Proceeds from the sale of equipment	1,166	17
Acquisition of restaurant assets	—	(7)

Net cash used in investing activities	(17,089)	(19,639)

FINANCING ACTIVITIES:
Proceeds from secondary common stock offering	90,000	—
Costs incurred with offering of our common stock	(6,666)	—
Payments under capital lease obligations	(58)	(65)
Borrowings under First Lien Term Loan	11,900	—
Repayments under First Lien Term Loan	(700)	(1,675)
Repayments under Second Lien Term Loan	(65,000)	—
Repayments under Subordinated Note	(25,000)	—
Debt issuance costs	(921)	—
Proceeds upon stock option exercises	779	398

Net cash provided by (used in) financing activities	4,334	(1,342)

Net increase in cash and cash equivalents	6,514	12,714
Cash and cash equivalents, beginning of period	5,477	9,436
Cash and cash equivalents, end of period	$11,991	$22,150

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

(Unaudited)

	January 1,	September 30,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$9,436	$22,150
Restricted cash	1,203	887
Franchise and other receivables, net of allowance of $606 and $278, respectively	7,807	7,207
Inventories	5,313	5,033
Prepaid expenses and other current assets	5,281	4,684
Total current assets	29,040	39,961

Property, plant and equipment, net	47,714	56,180
Trademarks and other intangibles, net	63,831	63,831
Goodwill	4,981	4,981
Debt issuance costs and other assets, net	2,996	2,769

Total assets	$148,562	$167,722

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,072	$4,976
Accrued expenses and other current liabilities	19,279	23,375
Short-term debt and current portion of long-term debt	955	9,180
Current portion of obligations under capital leases	80	86
Mandatorily redeemable, Series Z Preferred Stock, $.001 par value, $1,000 per share liquidation value; 57,000 shares authorized; 57,000 shares issued and outstanding	—	57,000

Total current liabilities	25,386	86,617

Senior notes and other long-term debt	88,875	78,975
Long-term obligations under capital leases	67	72
Other liabilities	10,841	11,386
Mandatorily redeemable, Series Z Preferred Stock, $.001 par value, $1,000 per share liquidation value; 57,000 shares authorized; 57,000 shares issued and outstanding	57,000	—

Total liabilities	182,169	185,050

Commitments and contingencies

Stockholders’ deficit:
Series A junior participating preferred stock, 700,000 shares authorized; no shares issued and outstanding
Common stock, $.001 par value; 25,000,000 shares authorized; 15,878,811 and 15,975,251 shares issued and outstanding	16	16
Additional paid-in capital	262,830	264,105
Accumulated other comprehensive loss	—	(289)
Accumulated deficit	(296,453)	(281,160)
Total stockholders’ deficit	(33,607)	(17,328)

Total liabilities and stockholders’ deficit	$148,562	$167,722